Exhibit 10.3

GUARANTY

among

VOLCON EPOWERSPORTS, LLC, a Colorado Limited Liability Company,

VOLCON EPOWERSPORTS, LLC, a Delaware Limited Liability Company

and

EMPERY TAX EFFICIENT, LP, as Collateral Agent

dated as of

September 22, 2023

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GUARANTY

This GUARANTY (this "Agreement"), dated as of September 22, 2023, is made by and among Volcon ePowersports, LLC, a Colorado limited liability company, Volcon ePowersports, LLC, a Delaware limited liability company and the Additional Guarantors (as defined in Section 6.05) (such Persons and the Additional Guarantors, collectively, the "Guarantors" and, individually, each a "Guarantor") and Empery Tax Efficient, LP, as collateral agent for the Secured Parties (as defined below) (in such capacity and, together with any successors in such capacity, the "Collateral Agent").

RECITALS

WHEREAS, Volcon, Inc., a Delaware corporation (the "Borrower"), has entered into (i) the amended and restated Original Issue Discount Senior Convertible Series A Notes and the amended and restated Original Issue Discount Senior Convertible Series B Notes dated as of May 24, 2023 (collectively, the “Amended and Restated Notes”) and (ii) the new Original Issue Discount Senior Convertible Notes dated as of May 24, 2023 (the “May Notes” and, collectively with the Amended and Restated Notes, the “Notes”), in each case issued by the Borrower to each of Empery Asset Master, Ltd. (“Empery Asset”), Empery Debt Opportunity Fund, LP (“Empery Debt”) and Empery Tax Efficient, LP (“Empery Tax” and, together with Empery Debt and Empery Asset, the “Lenders”) (capitalized terms used herein without definition shall have the meanings ascribed thereto in the New Notes (as defined below)).

WHEREAS, the Borrower has requested that the Lenders modify the terms of the Notes to, among other things, extend the respective maturity date of the Notes, and modify certain other covenants in the Notes in order for the Borrower to maintain and continue its business and operations.

WHEREAS, the Lenders have so agreed to amend the Notes and have entered into the Note Amendment, dated as of September 14, 2023 (the “Note Amendment”), by and among the Borrower, and each of the Lenders (the Notes, as amended by the Note Amendment, and as may be further amended, supplemented, amended and restated or modified, the “New Notes”), which Note Amendment is not effective until there is (i) a valid and enforceable Security Agreement in favor of the Collateral Agent for the benefit of the Secured Parties and (ii) this Guaranty has been duly and validly executed and delivered, and is an enforceable obligation against each of the Guarantors.

WHEREAS, the operations and business of each Guarantor are wholly dependent on the Borrower, and therefore the Note Amendment is critical to its continued existence.

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WHEREAS, each Guarantor is a wholly owned Subsidiary of the Borrower and, as a result, will derive substantial direct and indirect benefits from the modifications contemplated by the Notes Amendment.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to modify the Notes by their entry into the Notes Amendment, each Guarantor, jointly and severally with each other Guarantor, hereby agrees as follows:

Article I
Definitions

For purposes of this Agreement, the following terms shall have the following meanings:

"Additional Guarantors" has the meaning specified in Section 6.05.

"Bankruptcy Code" means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

"Code" means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in the Security Agreement.

"Collateral Agent" has the meaning set forth in the Preamble hereof.

"Communications" means, any notice, demand, communication, document or other material that any Guarantor delivers to the Collateral Agent in connection with any Loan Document or the transactions contemplated thereby which is distributed to the Collateral Agent or any Secured Party by means of electronic communications pursuant to Section 6.06.

"Debtor Relief Laws" means the Bankruptcy Code and all other liquidation, bankruptcy, assignment for the benefit of creditors, conservatorship, moratorium, receivership, insolvency, rearrangement, reorganization or similar debtor relief laws of the US or other applicable jurisdictions in effect from time to time.

"FATCA" means Sections 1471 through 1474 of the Code, as of the date of the Loan Agreement (or any amended or successor version that is substantively comparable and not more onerous to comply with), any regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

"Foreign Lender" (a) if the Borrower is a US Person, any Lender that is not a US Person, and (b), if the Borrower is not a US Person, any Lender that is resident in or organized under the laws of a jurisdiction other than the jurisdiction where the Borrower is resident for tax purposes.

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"Governmental Authority" means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supra-national bodies such as the European Union or the European Central Bank).

"Guarantors" has the meaning set forth in the Preamble hereof.

"Guaranty Supplement" has the meaning specified in Section 6.05.

"Indemnified Taxes" means (a) Taxes imposed on or with respect to any payment made under this Agreement or any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

"Indemnitee" has the meaning specified in Section 6.04.

“Loan Documents” mean this Guaranty, the Security Agreement, the New Notes, the Securities Purchase Agreement and any other documents, agreements and/or contracts entered into in connection with the Guaranty, the Security Agreement and/or the New Notes, including any security agreement and, to the extent the Borrower is a party to intercreditor agreement(s), intercreditor agreement(s) regarding the assets of the Borrower and/or the Guarantors, and the maintenance and perfection of any security interest.

"Lender" has the meaning set forth in the Preamble hereof.

"Obligations" has the meaning specified in Section 2.01.

"Other Taxes" means any and all present or future stamp, court, recording, filing, intangible, documentary or similar Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made by any Guarantor hereunder or from the execution, delivery or enforcement or registration of, or performance under, or from the receipt or perfection of a security interest under or otherwise with respect to this Agreement or any other Loan Document.

"Post-Petition Interest" has the meaning specified in Section 2.01(a).

"Recipient" means each Lender and the Collateral Agent.

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"Related Parties" means, with respect to any Person, such Person's Affiliates and the directors, officers, employees, partners, agents, trustees, administrators, managers, advisors and representatives of it and its Affiliates.

"Secured Parties" each of the Lenders and the Collateral Agent, and their successors and assigns.

“Security Agreement” means that certain Security Agreement dated as of the date hereof by and among the Borrower, each of the Guarantors and the Collateral Agent, as amended, amended and restated, or otherwise modified from time to time.

“Securities Purchase Agreement” means that Securities Purchase and Exchange Agreement dated as of May 19, 2023 by and among the Borrower and the each purchasers identified on the signature pages thereto, as amended, amended and restated, or otherwise modified from time to time.

"Subordinated Obligations" has the meaning specified in Section 4.01(b).

"Taxes" means any and all present or future income, stamp or other taxes, levies, imposts, duties, deductions, charges, fees or withholdings (including backup withholding) imposed, levied, withheld or assessed by any Governmental Authority, together with any interest, additions to tax or penalties imposed thereon and with respect thereto.

"Termination Date" has the meaning specified in Section 6.07(a).

“Transfer” shall have the meaning specified in Section 5.02.

"Withholding Agent" means the Borrower, each Guarantor, and the Collateral Agent.

Article II
Agreement to Guarantee Obligations

Section 2.01       Guaranty. Subject to Section 2.02, each Guarantor, hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety,

(a)               the due and prompt payment by the Borrower of:

(i)                 the principal of and premium, if any, and interest at the rate specified in the New Notes (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding ("Post-Petition Interest")) on the New Notes, when and as due, whether at scheduled maturity, date set for prepayment, by acceleration or otherwise, and

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(ii)              all other monetary obligations of the Borrower owed to the Secured Parties under the New Notes, when and as due, including fees, costs, expenses (including, without limitation, actual and out-of-pocket fees and expenses of counsel incurred by the Collateral Agent or any other Secured Party in enforcing any rights under this Agreement or any other Loan Document), contract causes of action and indemnities, whether primary, secondary, direct or indirect, absolute or contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding);

(b)               the due and prompt performance of all covenants, agreements, obligations and liabilities of the Borrower under or in respect of the Loan Documents;

(c)               the due and prompt payment and performance of all covenants, agreements, obligations and liabilities of each Guarantor under or in respect of this Agreement and the other Loan Documents; and

all such obligations in subsections (a) through (c), whether now or hereafter existing, being referred to collectively as the "Obligations". Each Guarantor further agrees that all or part of the Obligations may be increased, extended, substituted, amended, renewed or otherwise modified without notice to or consent from such Guarantor and such actions shall not affect the liability of such Guarantor hereunder. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Obligations and would be owed by any Guarantor or the Borrower to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Guarantor or the Borrower.

Section 2.02       Limitation of Liability; Keepwell.

(a)               Notwithstanding anything contained herein to the contrary, the Obligations of each Guarantor hereunder at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Agreement not constituting a fraudulent transfer or conveyance for purposes of any Debtor Relief Law to the extent applicable to this Agreement and the Obligations of each Guarantor hereunder.

(b)               If any payment shall be required to be made to any Secured Party under this Agreement, each Guarantor hereby unconditionally and irrevocably agrees it will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and the Borrower so as to maximize the aggregate amount paid to the Secured Parties under or in connection with the Loan Documents.

Section 2.03       Reinstatement. Each Guarantor agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time all or part of any payment of any Obligation is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any Guarantor or otherwise.

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Article III
Guaranty Absolute and Unconditional; Waivers

Section 3.01       Guaranty Absolute and Unconditional; No Waiver of Obligations. Each Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Loan Documents, and that all of the covenants and agreements in the Loan Documents applicable to the Borrower or any Guarantor will be complied with and performed. The Obligations of each Guarantor hereunder are independent of the Obligations of any other Guarantor or the Borrower under any Loan Document. A separate action may be brought against each Guarantor to enforce this Agreement, whether or not any action is brought against the Borrower or any other Guarantor or whether or not the Borrower or any Guarantor is joined in any such action. The liability of each Guarantor hereunder is irrevocable, continuing, absolute and unconditional and the Obligations of each Guarantor hereunder, to the fullest extent permitted by applicable law, shall not be discharged or impaired or otherwise effected by, and each Guarantor hereby irrevocably waives any defenses to enforcement it may have (now or in the future) by reason of:

(a)               any illegality or lack of validity or enforceability of any Obligation or any Loan Document or any related agreement or instrument;

(b)               any change in the time, place or manner of payment of, or in any other term of, the Obligations or any other obligation of any of the Borrower or any Guarantor under any Loan Document, or any rescission, waiver, amendment or other modification of any Loan Document or any other agreement, including any increase in the Obligations resulting from any extension of additional credit or otherwise;

(c)               any taking, exchange, substitution, release, impairment or non-perfection of any collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for the Obligations;

(d)               any manner of sale, disposition or application of proceeds of any Collateral or any other collateral or other assets to all or part of the Obligations;

(e)               any default, failure or delay, willful or otherwise, in the performance of the Obligations;

(f)                any change, restructuring or termination of the corporate structure, ownership or existence of the Borrower, any Guarantor or any of its or their Subsidiaries or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any Obligation;

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(g)               any failure of any Secured Party to disclose to any of Borrower or any Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any party now or hereafter known to such Secured Party; each Guarantor waiving any duty of the Secured Parties to disclose such information;

(h)               the failure of any other Person to execute or deliver this Agreement, any Guaranty Supplement or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Obligations;

(i)                 the failure of any Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise;

(j)                 any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Borrower against any Secured Party; or

(k)               any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Loans or any existence of or reliance on any representation by any Secured Party that might vary the risk of any Guarantor or otherwise operate as a defense available to, or a legal or equitable discharge of, any of the Borrower or any Guarantor or any other guarantor or surety.

Section 3.02       Waivers and Acknowledgements.

(a)               Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Agreement and acknowledges that this Agreement is continuing in nature and applies to all presently existing and future Obligations.

(b)               Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and any other notice with respect to any of the Obligations and this Agreement and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto.

(c)               Each Guarantor hereby unconditionally and irrevocably waives any defense based on any right of set-off or recoupment or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

(d)               Each Guarantor acknowledges that the Collateral Agent may, at its election and without notice to or demand upon such Guarantor, foreclose on any Collateral or other assets held by it by one or more judicial or non-judicial sales, accept an assignment of any such Collateral or other assets in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other guarantor or exercise any other right or remedy available to it against the Borrower or any other guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been irrevocably paid in full in cash. Each Guarantor hereby waives any defense arising out of such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of subrogation, reimbursement, exoneration, contribution or indemnification or other right or remedy of such Guarantor against the Borrower or any other Guarantor or guarantor or any Collateral or assets.

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Article IV
Guarantor Rights of Subrogation, Etc.

Section 4.01       Agreement to Pay; Subrogation, Subordination, Etc.

(a)               Without limiting any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor, if the Borrower or any Guarantor fails to pay any Obligation when and as due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor agrees to promptly pay the amount of such unpaid Obligations to the Collateral Agent or such other Secured Party in full in cash. Upon irrevocable payment by any Guarantor of any sums to the Collateral Agent or any other Secured Party as provided herein, all of such Guarantor's rights of subrogation, exoneration, contribution, reimbursement, indemnity or otherwise arising therefrom against the Borrower or any other Guarantor shall be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all Obligations. In addition, any indebtedness of the Borrower now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment in full in cash of the Obligations. If any payment shall be paid to any Guarantor in violation of the immediately preceding sentence on account of (i) such subrogation, exoneration, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Borrower, such amount shall be held in trust for the benefit of the Secured Parties, segregated from other funds of such Guarantor, and promptly paid or delivered to the Collateral Agent in the same form as so received (with any necessary endorsement or assignment) to be credited against the payment of the Obligations, whether due or to become due, or to be held as Collateral for any Obligations..

(b)               Each Guarantor hereby subordinates any and all obligations owed to such Guarantor by the Borrower and each other Guarantor (the "Subordinated Obligations") to the Obligations to the extent provided below:

(i)                 Except during the occurrence of default under the New Notes (including the commencement and continuation of any proceeding against any Borrower or Guarantor under any Debtor Relief Law), each Guarantor may receive regularly scheduled payments of principal and interest on the Subordinated Obligations from any of the Borrower or Guarantor. After the occurrence of any default under the New Notes (including the commencement and continuation of any proceeding against any of the Borrower or Guarantor under any Debtor Relief Law), no Guarantor shall accept, demand or take any action to collect any payment on the Subordinated Obligations without the prior written consent of the Collateral Agent, to be granted or withheld in its sole discretion.

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(ii)              Each Guarantor agrees that the Secured Parties shall be entitled to receive full payment in cash of all Obligations (including Post-Petition Interest) in any proceeding under any Debtor Relief Law against any other Guarantor or Borrower before such Guarantor receives any payment on account of any Subordinated Obligations.

(iii)            After the occurrence of any default under the New Notes (including the commencement and continuation of any proceeding against any of the Borrower or Guarantor under any Debtor Relief Law), upon the request of the Collateral Agent, each Guarantor shall collect, enforce and receive payments on the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Collateral Agent on account of the Obligations (including Post-Petition Interest), together with any necessary endorsements or other instruments of transfer, without reducing or affecting the liability of such Guarantor under this Agreement in any respect.

(iv)             After the occurrence of any default under the New Notes (including the commencement and continuation of any proceeding against any of the Borrower or Guarantor under any Debtor Relief Law), the Collateral Agent is authorized and empowered (but not obligated), in its discretion, (x) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amount so received to the Obligations (including Post-Petition Interest), and (y) to require each Guarantor (A) to collect and enforce and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Collateral Agent for application to the Obligations (including Post-Petition Interest) or to be held as Collateral for any Obligations.

Section 4.02       Right of Contribution. Each Guarantor hereby agrees that to the extent a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder that has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 4.01(a) hereof. The provisions of this Section shall in no respect limit the obligations and liabilities of any Guarantor to any Secured Party, and each Guarantor shall remain liable to each Secured Party for the full amount guaranteed by such Guarantor hereunder.

Article V
Representations and Warranties; Covenants

Section 5.01       Representations and Warranties. Each Guarantor represents and warrants as to itself that all representations and warranties set forth in Sections 3.1(b), (c), (d), (i), (j), (k), (l), (m), (n), (o), (p), (q) and (r) contained in the Securities Purchase Agreement and as modified to apply to the Loan Documents and to each Guarantor mutandis mutatis are true and correct in all material respects. Each Guarantor further represents and warrants that:

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(a)               There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

(b)               Such Guarantor has, independently and without reliance upon any Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and any other Loan Document to which it is or may become a party, and has established adequate procedures for continually obtaining information pertaining to, and is now and at all times will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of the Borrower and each other Guarantor.

Section 5.02       Covenants. Each Guarantor covenants and agrees that, until the Termination Date, (a) such Guarantor will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents that are required to be, or that the Borrower has agreed to cause to be, performed or observed by such Guarantor or Subsidiary, and (b) such Guarantor covenants and agrees that it shall not, and it shall cause its Subsidiaries not to, sell, lease, sell and leaseback, assign, convey, transfer or otherwise dispose (collectively, “Transfer”) to any Person of any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including the Collateral granted in favor of the Collateral Agent pursuant to the Security Agreement, including, without limitation, the stock of any of the Borrower’s Subsidiaries without the prior written consent of the Collateral Agent, provided that the Borrower may Transfer up to $10,000,000 of accounts receivable (or such other amount as may be approved by the Collateral Agent in writing in its sole discretion), pursuant to a factoring arrangement on terms acceptable to the Collateral Agent in its sole discretion, provided, that the factoring lender executes a subordination and intercreditor agreement on terms acceptable to and approved by the Collateral Agent in writing, in each case in its sole discretion.

Article VI
Miscellaneous

Section 6.01       Taxes.

(a)               For purposes of this Section, the terms "Lender" and the term "applicable law" includes FATCA.

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(b)               Any and all payments by any Guarantor under or in respect of this Agreement shall be made free and clear of and without deduction or withholding for any Taxes except as required by applicable law. If any Guarantor or Withholding Agent is required by applicable law (as determined in the good faith discretion of the applicable Guarantor or Withholding Agent) to deduct or withhold any Taxes from such payments, then: (i) if such Tax is an Indemnified Tax, the amount payable by such Guarantor shall be increased so that after all such required deductions or withholdings are made (including deductions or withholdings applicable to additional amounts payable under this Section), the applicable Recipient receives an amount equal to the amount it would have received had no such deduction or withholding been made, and (ii) such Guarantor shall make such deductions or withholdings and timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

(c)               In addition, each Guarantor shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, or at the option of the Collateral Agent timely reimburse it for the payment of any Other Taxes.

(d)               The Guarantors shall jointly and severally indemnify each Recipient, within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed on or attributable to amounts payable under this Section) paid or payable by the Recipient on or with respect to an amount payable by any Guarantor under or in respect of this Agreement (or required to be withheld or deducted from any such amount paid to the Recipient), together with any expenses arising in connection therewith and with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate from such Recipient (or by the Collateral Agent on its own behalf or on behalf of any Recipient) as to the amount of such payment or liability delivered to the applicable Guarantor shall be conclusive absent manifest error.

(e)               Promptly after any payment of Indemnified Taxes or Other Taxes by any Guarantor to a Governmental Authority pursuant to this Section (but in any event within 20 days after the date of such payment), such Guarantor shall deliver to the Collateral Agent the original or certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the relevant return reporting such payment or other evidence of such payment reasonably satisfactory to the Collateral Agent.

(f)                Any Foreign Lender that is entitled to an exemption from, or reduction in the rate of, the imposition, deduction or withholding of any Indemnified Taxes with respect to payments hereunder shall deliver to the applicable Guarantor and if requested by the Collateral Agent, the Collateral Agent, at the time or times reasonably requested by such Guarantor or the Collateral Agent, if applicable, such properly completed and duly executed documentation reasonably requested by such Guarantor or the Collateral Agent, if applicable, as will permit such payments to be made without imposition, deduction or withholding of such Indemnified Taxes or at a reduced rate. Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and delivery of such documentation (other than such documentation set forth in Section 6.01(f)(i), (ii), (iii) and (iv) and Section 6.01(g)) shall not be required if in a Foreign Lender's reasonable judgment the completion, execution or delivery of such documentation would materially prejudice the legal or commercial position of such Foreign Lender or subject such Foreign Lender to any material unreimbursed cost or expense.

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Without limiting the foregoing, if the Borrower is a US Person, any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to each Guarantor and the Collateral Agent, if requested by the Collateral Agent (in such number of copies as shall be requested by the recipient) upon the reasonable request of such Guarantor or the Collateral Agent, if applicable, and upon the expiration or obsolescence of any such form previously delivered hereunder, whichever of the following is applicable:

(i)                 in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, US federal withholding Tax pursuant to the "interest" article of such treaty for payments of interest under this Agreement and (y) executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, US federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty for any other applicable payments under this Agreement,

(ii)              executed originals of Internal Revenue Service Form W-8ECI,

(iii)            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) executed originals of Internal Revenue Service Form W-8BEN and (y) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of Sections 871(h)(3)(B) and 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code (a "US Tax Compliance Certificate"),

(iv)             in the case of a Foreign Lender that is not the beneficial owner of a payment received under this Agreement, (x) executed originals of Internal Revenue Service Form W-8IMY and (y) duly completed originals of Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN, a US Tax Compliance Certificate, Internal Revenue Service Form W-9 or other certification forms from each beneficial owner, as applicable, provided that if the Foreign Lender is a partnership and one or more of its direct or indirect partners are claiming the portfolio interest exemption, such Foreign Lender may provide a US Tax Compliance Certificate on behalf of such direct and indirect partner;

(v)               executed originals of any other form required by applicable law to claim an exemption from or a reduction in US withholding Tax duly completed together with such additional documentation as may be required by applicable law to permit such Guarantor or the Collateral Agent to determine the withholding or deduction required to be made.

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(g)               If a payment made to a Recipient hereunder would be subject to US federal withholding Tax imposed under FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA, such Recipient shall deliver to each Guarantor and the Collateral Agent if requested by it at the time or times prescribed by law and at such time or times reasonably requested by any Guarantor or the Collateral Agent, if applicable, such documentation prescribed by applicable law and such additional documentation reasonably requested by such Guarantor or the Collateral Agent, if applicable, as may be necessary for such Guarantor and the Collateral Agent, if applicable, to comply with its obligations under FATCA and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (g), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.

(h)               Each Lender that is a US Person (each a US Lender) shall deliver to each Guarantor (with a copy to the Collateral Agent) upon the reasonable request of such Guarantor or the Collateral Agent, executed originals of Internal Revenue Service Form W-9 or successor form certifying that such US Lender is not subject to US backup withholding tax. If a US Lender fails to deliver Internal Revenue Service Form W-9 or any subsequent versions thereof or successors thereto as required hereunder, then such Guarantor may withhold from any payment to such US Lender the applicable US backup withholding tax imposed by the Code and remit such amount to the applicable Governmental Authority if required by law, without reduction, and such US Lender shall not be entitled to any additional amounts under this Section with respect to Taxes imposed by the US by reason of such failure.

(i)                 Each party's obligations under this Section 6.01 shall survive the replacement or resignation of the Collateral Agent or the replacement of or any assignment of rights by a Secured Party, the termination of the Commitments and the repayment, discharge or satisfaction of all obligations under any Loan Document.

Section 6.02       Right of Set-off. If an Event of Default shall have occurred each Secured Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, and without prior notice to any Guarantor or the Borrower, any such notice being expressly waived by each Guarantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Secured Party or any such Affiliate to or for the credit or the account of any Guarantor and/or the Borrower against any and all of the obligations of such Guarantor or the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Secured Party or its Affiliates whether direct or indirect, absolute or contingent, matured or unmatured, and irrespective of whether or not such Secured Party or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Guarantor or the Borrower are owed to a branch, office or Affiliate of such Secured Party different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of each Secured Party and each of their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of set-off) that such Secured Party or such Affiliate may have. Each Secured Party agrees to notify such Guarantor and the Collateral Agent, if requested by the Collateral Agent, promptly after any such set off and appropriation and application; provided that the failure to give such notice shall not affect the validity of such set off and appropriation and application.

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Section 6.03       Amendments. No term or provision of this Agreement may be waived, amended, supplemented or otherwise modified except in a writing signed by each Guarantor and the Collateral Agent.

Section 6.04       Indemnification.

(a)               Each Guarantor hereby agrees to indemnify and hold harmless the Collateral Agent (and any agent thereof), each other Secured Party and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") from any losses, damages, liabilities, claims and expenses (including the fees and expenses of counsel for any Indemnitee whether incurred in direct or third party claims incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Guarantor or the Borrower) arising out of, in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement) or any failure of any Obligations to be the legal, valid, and binding obligations of any Borrower or Guarantor enforceable against the Borrower or any Guarantor in accordance with their terms, whether brought by a third party or by such Guarantor or any other Guarantor or the Indemnitee or its Related Parties, and regardless of whether any Indemnitee is a party thereto; provided, however, that the foregoing indemnity shall not be applicable to the extent that such loss, damage, liability, claim, expense or obligation are determined by a court by final and non-appealable judgment to have resulted directly and solely from the gross negligence or willful misconduct of such Indemnitee. This clause (a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, or similar items arising from any non-Tax claim.

(b)               To the fullest extent permitted by applicable law, each Guarantor hereby agrees not to assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document (including the Note Amendment) or any agreement or instrument contemplated hereby or the transactions contemplated hereby or thereby. No Indemnitee shall be liable for any damages arising from the use of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby by unintended recipients.

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(c)               All amounts due under this Section shall be payable promptly and, in any event, not later than five Business Days after written demand therefor.

(d)               Without prejudice to the survival of any other agreement of any Guarantor under this Agreement or any other Loan Documents, the agreements and obligations of each Guarantor contained in Section 2.01 (with respect to enforcement expenses), Section 2.03, Section 6.01 and this Section shall survive termination of the Loan Documents and payment in full in cash of the Obligations and all other amounts payable under this Agreement.

Section 6.05       Additional Guarantors. Each Subsidiary of the Borrower that is required to become a Guarantor pursuant to Section 15(e) of the New Notes will become a Guarantor (each an "Additional Guarantor"), with the same force and effect as if they were originally named as a Guarantor herein, for all purposes of this Agreement upon the execution and delivery by such Person of a supplement to this Agreement substantially in the form of the supplement attached hereto as Annex I or such other form as is acceptable to the Collateral Agent in its sole discretion (each a "Guaranty Supplement"). Each reference to "Guarantor" (or any words of like import referring to a Guarantor) in this Agreement or any other Loan Document shall also mean the Additional Guarantor; and each reference in this Agreement or any other Loan Document to this "Guaranty" (or words of like import referring to this Agreement) shall mean this Agreement as supplemented by each Guaranty Supplement. No consent of any other Guarantor hereunder will be required for the execution and delivery of any Guaranty Supplement. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any Additional Guarantor as a party to this Agreement.

Section 6.06       Notices.

(a)               Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (or by e-mail as provided in paragraph (b) below), all notices and other communications provided for herein shall be made in writing and mailed by certified or registered mail, delivered by hand or overnight courier service, or sent by facsimile as follows:

(i)                 If to any Guarantor or the Borrower, to it at 3121 Eagles Nest, Suite 120, Round Rock, Texas 78665, Attention of Greg Endo (Email greg@volcon.com; Telephone No. 972 679 7964.

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(ii)              If to the Collateral Agent or any Secured Party, to Empery Tax Efficient, LP (c/o Empery Asset Management, LP) at 1 Rockefeller Plaza, Suite 1205, New York, NY 10020, Attention of Ryan Lane ((Email:  notices@emperyam.com; Telephone No. 212-608-3300).

Notices mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received. Notices sent by facsimile during the recipient's normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient's business on the next business day).

(b)               Unless the Collateral Agent specifies otherwise, notices and other communications sent by e-mail shall be deemed received by any Guarantor upon delivery, provided that the sender does not receive an automated response from the proposed recipient’s email server that the electronic mail could not be delivered, and shall be deemed received by the Collateral Agent upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), and; provided that, in the case of clauses (i) and (ii) above, if such notice, email or other communication is not sent prior to 5 pm Eastern Standard Time, such notice, email or communication shall be deemed to have been sent at 9 am Eastern Standard Time on the next business day.

(c)               Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

Section 6.07       Continuing Guaranty; Assignments of the New Notes.

(a)               This Agreement is a continuing guaranty and shall remain in full force and effect until the irrevocable payment in full in cash of the Obligations and all other amounts payable under this Agreement and the Loan Documents (the "Termination Date"), (ii) be binding on each Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Secured Parties and any of their successors and assigns. Any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Loan Documents to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent assignments are permitted (or not prohibited) under the New Notes. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.

Section 6.08       Counterparts; Integration; Effectiveness; Electronic Execution. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. This Agreement and the other Loan Documents, constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., "pdf" or "tif") format shall be effective as delivery of a manually executed counterpart of this Agreement.

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Section 6.09       Governing Law; Jurisdiction; Etc.

(a)               Governing Law; Jurisdiction; Jury Trial. Section 27 of the New Notes is incorporated by reference herein, mutandis mutatis.

(b)               Service of Process. Each party hereto irrevocably consents to the service of process in the manner provided for notices in Section 6.06 and agrees that nothing herein will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Guarantors: VOLCON EPOWERSPORTS, LLC, a Delaware limited liability company
By /s/ Greg Endo Name: Greg Endo Title: Chief Financial Officer

VOLCON EPOWERSPORTS, LLC, a Colorado limited liability company
By /s/ Greg Endo Name: Greg Endo Title: Chief Financial Officer

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EMPERY TAX EFFICIENT, LP
By /s/ Brett Director Name: Brett Director Title: General Counsel of Empery Asset Management, LP, authorized agent of Collateral Agent

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EXHIBIT A

ANNEX I - FORM OF GUARANTY SUPPLEMENT

[DATE]

EMPERY TAX EFFICIENT, LP

c/o Empery Asset Management, LP

1 Rockefeller Plaza, Suite 1205

New York, NY 10020

Attention: Ryan Lane

Ladies and Gentlemen:

Reference is made to the Guaranty attached hereto as Exhibit A (the “Guaranty”). Capitalized terms used but not defined herein shall have the meanings set forth in the Guaranty.

Section 1. Guaranty. The undersigned hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, all of the matters set forth in Section 2.01 of the Guaranty.

Section 2. Limitation of Liability.

(a) Notwithstanding anything contained herein to the contrary, the Obligations of the undersigned at any time shall be limited to the maximum amount as will result in the Obligations of the undersigned under this Guaranty Supplement and the Guaranty not constituting a fraudulent transfer or conveyance for purposes of any Debtor Relief Law to the extent applicable to this Guaranty Supplement, the Guaranty and the Obligations of the undersigned thereunder or thereunder.

(b) If any payment shall be required to be made to any Secured Party under this Guaranty Supplement or the Guaranty, each Guarantor hereby unconditionally and irrevocably agrees it will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and the Borrower so as to maximize the aggregate amount paid to the Secured Parties under or in connection with the Loan Documents.

Section 3. Obligations Under the Guaranty. The undersigned hereby agrees, as of the date hereof, to be bound by all of the terms and conditions of the Guaranty to the same extent as each of the other Guarantors thereunder. The undersigned further agrees, as of the date hereof, that each reference in the Guaranty to an "Additional Guarantor" or a "Guarantor" shall also be a reference to the undersigned, and each reference in any other Loan Document to a "Guarantor" shall also be a reference to the undersigned.

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Section 4. Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 5.01 of the Guaranty to the same extent as each other Guarantor.

Section 5. Delivery by Email. Delivery of an executed counterpart of a signature page to this Guaranty Supplement by email in electronic (i.e., "pdf" or "tif") format shall be effective as delivery of a manually executed counterpart of this Guaranty Supplement.

Section 6. Governing Law. Section 6.09 of the Guaranty is incorporated by reference herein, mutandis mutatis.

Section 9. Service of Process. The undersigned irrevocably consents to the service of process in the manner provided for notices in Section 6.06 of the Guaranty. Nothing in this Guaranty Supplement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

Very truly yours, [ADDITIONAL GUARANTOR NAME]
By_____________________ Name: Title:

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